TWIN RIVER ANNOUNCES THIRD QUARTER 2019 RESULTS
BROADER PORTFOLIO PERFORMS WELL; ACQUISITIONS REMAIN ON TRACK
Providence, Rhode Island - November 14, 2019 - Twin River Worldwide Holdings, Inc. (NYSE: TRWH) (the “Company”, “Twin River” or “TRWH”) today reported financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Compared to Third Quarter 2018
•Revenue increased 17.0% to $129.3 million
•Dover Downs exceeded expectations with $25.9 million of revenue
•Gross gaming revenue increased 13.6% to $206.1 million(1)
•Net income of $7.0 million and adjusted EBITDA of $35.6 million(1) both represented decreases year-over-year

Summary of Financial Results

	Three Months Ended September 30,
(in thousands, except per share amounts and percentages)	2019	2018	Change
Revenue	$129,309	$110,494	17.0%
Income from operations	$21,451	$29,651	(27.7)%
Income from operations margin	16.59%	26.83%
Net income	$6,999	$16,374	(57.3)%
Net income margin	5.41%	14.82%
Adjusted EBITDA(1)	$35,598	$41,459	(14.1)%
Adjusted EBITDA Margin(1)	27.53%	37.52%
Earnings per diluted share (“EPS”)	$0.18	$0.45	(60.0)%
Adjusted EPS(1)	$0.27	$0.60	(55.0)%
(1) Refer to tables in this press release for a reconciliation of these non-GAAP financial measures to the most directly comparable measure calculated in accordance with GAAP.

“I am very pleased that our proven corporate strategy of accretive growth, continued diversification of our portfolio and a meaningful return of capital to shareholders, continues to generate value for our stakeholders,” said George Papanier, President and Chief Executive Officer. “While we experienced the anticipated short-term impacts of new competition at our Twin River Casino Hotel in the quarter, we continued to reap the benefits of our disciplined M&A strategy, with Dover Downs and Tiverton both performing extremely well this quarter. Our overall plan is on-track and the long-term value proposition we have laid out for our investors remains intact.”

Third Quarter 2019 Results
Revenue for the third quarter of 2019 increased 17.0% to $129.3 million from $110.5 million in the third quarter of 2018. The increase in revenue year-over-year was principally driven by the effects of the acquisition of Dover Downs Hotel & Casino (“Dover Downs”), which continued to exceed expectations contributing $25.9 million of revenue to the Company’s results for the third quarter. New competition in the New England market, and the associated increases in marketing and promotional activity, significantly impacted revenue in the third quarter at Twin River Casino Hotel (“Lincoln”). The Company expects this unusually high level of competitive market activity to moderate over time and is responding with new initiatives of its own, the combination of which the Company believes will result in recaptured market share over time. Tiverton Casino Hotel (“Tiverton”), which opened in September 2018, continued to demonstrate marked resilience in the face of the new regional competition mentioned above. Also, overall performance at Hard Rock Hotel & Casino Biloxi (“Hard Rock Biloxi”) remained strong.

Overall gaming revenue increased $6.2 million, or 7.6%, to $88.3 million, food and beverage revenue increased $5.9 million, or 48.8%, to $18.1 million, and hotel revenue increased $5.4 million, or 94.7%, to $11.1 million, in each case, in the third quarter of 2019 compared to the same period in 2018.
Income from operations in the third quarter 2019 decreased $8.2 million, or 27.7%, year-over-year to $21.5 million primarily due to the reduction in revenue at Lincoln as noted above. Additionally, operating income was unfavorably impacted by the following:
•increased share-based compensation expense of $4.7 million as a benefit of $3.7 million was recorded in the prior year comparable period, which was driven by a reduction in the fair value of outstanding liability classified awards, compared to expense of $1.0 million in the current year quarter;
•increased depreciation and amortization expense of $3.1 million driven by Tiverton, which opened in the third quarter last year, the hotel at Lincoln and the addition of Dover Downs;
•professional and advisory fees of $1.8 million incurred during the current quarter associated with the Company’s capital return program; and
•increased corporate wage expense of $0.6 million, reflecting the Company’s corporate investment in preparation of future growth and additional costs incurred by the Company to meet reporting requirements associated with being a publicly traded company.

Partially offsetting these operating expense increases was a reduction in acquisition, integration and restructuring expense and expansion and pre-opening costs of $3.9 million year-over-year.
Interest expense for the third quarter increased $6.1 million to $11.5 million as, on May 10, 2019, the Company extended its balance sheet by entering into a new credit facility and issuing $400 million aggregate principal amount of senior notes.

Reflecting the items described above and an increase in the effective tax rate year over year, net income for the third quarter 2019 decreased $9.4 million, or 57.3%, to $7.0 million. Adjusted EBITDA for the third quarter 2019 was $35.6 million, a decrease of $5.9 million, or 14.1%, from $41.5 million in the third quarter 2018.
Diluted EPS for the third quarter of 2019 was $0.18 per share compared to $0.45 in the comparable period in 2018 and was impacted by the above-described factors and the Company’s repurchase of shares of its common stock as described below. Adjusted EPS was $0.27 for the third quarter of 2019 compared to $0.60 for the same period in 2018.

Balance Sheet and Liquidity
The Company had $232.6 million in cash and cash equivalents, excluding restricted cash, at September 30, 2019. As previously announced, during the second quarter the Company completed its debt financing with a $300 million term loan, $250 million revolving credit facility and $400 million of senior unsecured notes. Outstanding indebtedness at the end of the third quarter 2019, before the impact of $12.9 million of unamortized deferred financing fees and $2.1 million of unamortized original issue discount, totaled $699.3 million.

During the third quarter of 2019, the Company used proceeds from its debt refinancing for shareholder return efforts, which included the payment of a cash dividend of $0.10 per share of common stock (“Dividend”) on July 23, 2019 for an aggregate $4.1 million and the completion of a modified Dutch auction tender offer (“Offer”) on July 26, 2019 which resulted in the repurchase of 2,504,971 shares of the Company's common stock for cash at a price of $29.50 per share for an aggregate purchase price of $73.9 million. During the third quarter, the Company also repurchased 4,071,711 shares of its common stock for approximately $88.8 million. The Dividend, Offer and share repurchases were components of the Company's previously announced capital return program and were funded with cash on hand. As of September 30, 2019, the Company had approximately $83.2 million available for use under its capital return program.

Previously Announced Acquisitions
Black Hawk, Colorado

On January 29, 2019, the Company entered into an agreement to acquire a subsidiary of Affinity Gaming that owns three casino properties located in Black Hawk, Colorado: Golden Gates, Golden Gulch and Mardi Gras. Pending regulatory approval, and the satisfaction of other customary closing conditions, the transaction is expected to close in early 2020. On November 5, 2019, Proposition DD was passed by the voters of Colorado, legalizing sports gambling in the state. As a result of this new legislation, when the expected acquisition of the three facilities in Colorado closes, which the Company expects will occur in early 2020, the Company will acquire the right to three sports gaming licenses in Colorado.

Isle of Capri Kansas City and Lady Luck Vicksburg

On July 10, 2019, the Company entered into a definitive agreement to acquire the operations and real estate of Isle of Capri Kansas City and Lady Luck Vicksburg from Eldorado Resorts, Inc. in a cash transaction for $230 million, subject to certain customary post-closing adjustments. The transaction is subject to the satisfaction of certain customary closing conditions, including approval by the gaming regulators in Mississippi (which was received in October 2019) and Missouri, and is expected to close in early to mid 2020.

Reconciliation of GAAP Measures to Non-GAAP Measures
To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, the Company has included in this earnings release non-GAAP financial measures for Adjusted EBITDA, Adjusted EBITDA margin, gross gaming revenue and adjusted earnings per diluted share, which exclude certain items described below. The Company believes these measures represent important measures of financial performance that provide useful information that is helpful in understanding the Company’s ongoing operating results. The reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below.

"Adjusted EBITDA" is earnings for the Company, or where noted the Company’s reporting segments, before, in each case, interest expense, net of interest income, provision for income taxes, depreciation and amortization, non-operating income, acquisition, integration and restructuring expense, expansion and pre-opening expenses, Newport Grand disposal loss, share-based compensation, professional and advisory fees associated with capital return program, credit agreement amendment expenses, pension withdrawal expense and certain other gains or losses as well as, when presented for the Company’s reporting segments, an adjustment related to the allocation of corporate cost among segments. Adjusted EBITDA margin is measured as Adjusted EBITDA as a percentage of revenue.

"Gross gaming revenue" represents total gaming revenue adjusted for the State of Rhode Island's and the State of Delaware's shares of net terminal income, table games revenue and other gaming revenue, and is being presented by the Company to reflect the unique structure of the Company’s operations in those states where the state’s share of the Company’s revenues is retained at the gross revenue level rather than through taxes. Management believes that the presentation of gaming revenue on a gross basis allows for comparisons to gross gaming win data provided throughout the gaming industry.

“Adjusted EPS” represents net income applicable to common stockholders per diluted share before deemed dividends related to changes in fair value of common stock subject to possible redemption, acquisition, integration and restructuring expense, Newport Grand disposal loss, credit agreement amendment expense, pension withdrawal, expansion and pre-opening expenses, professional and advisory fees associated with capital return program and certain other gains or losses.

Management has historically used Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS when evaluating operating performance because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of the Company’s core operating results and as a means to evaluate period-to-period performance. Management also believes that Adjusted EBITDA is a measure that is widely used for evaluating operating performance of companies in our industry and a principal basis for valuing resort and gaming companies like the Company. Management of the Company believes that while certain items excluded from Adjusted EBITDA and Adjusted EPS may be recurring in nature and should not be disregarded in evaluating the Company’s earnings performance, it is useful to exclude such items when comparing current performance to prior periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods presented or they may not relate specifically to current operating trends or be indicative of future results. Neither Adjusted EBITDA nor Adjusted EPS should be construed as an alternative to GAAP net income or GAAP diluted EPS, respectively, as an indicator of the Company’s performance. In addition, Adjusted EBITDA or Adjusted EPS as used by the Company may not be defined in the same manner as other companies in the Company’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Third Quarter Conference Call
The Company’s third quarter 2019 earnings conference call and audio webcast will be held today, Thursday, November 14, 2019, at 5:00 PM EST. To access the conference call, please dial (877) 791-0146 (U.S. toll-free) and reference conference ID number 2347243. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of the Company’s website at www.twinriverwwholdings.com. An online archive of the webcast will be available on the Company’s website for 120 days. Supplemental materials have also been posted to the Investors section of the website, under Events & Presentations.

About Twin River Worldwide Holdings, Inc.
Twin River Worldwide Holdings, Inc. owns and manages four casinos, two in Rhode Island, one in Mississippi, and one in Delaware, as well as a Colorado horse race track that has 13 authorized OTB licenses. Properties include Twin River Casino Hotel (Lincoln, RI), Tiverton Casino Hotel (Tiverton, RI), Hard Rock Hotel & Casino (Biloxi, MS), Dover Downs Hotel & Casino (Dover, DE) and Arapahoe Park racetrack (Aurora, CO). Its casinos range in size from 1,000 slots and 32 table games facilities to properties with over 4,100 slots, approximately 125 table games, and 48 stadium gaming positions, along with hotel and resort amenities. Its shares are traded on the New York Stock Exchange under the ticker symbol “TRWH.”
Investor Contact
Steve Capp
Executive Vice President and Chief Financial Officer
401-475-8564
InvestorRelations@twinriver.com

Media Contact
Liz Cohen
Kekst CNC
212-521-4845
Liz.Cohen@kekstcnc.com

Forward-Looking Statements
This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, including future financial and operating results and the Company’s plans, objectives, expectations and intentions, legal, economic and regulatory conditions and any assumptions underlying any of the foregoing, are forward-looking statements.

Forward-looking statements are sometimes identified by words  like "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target" or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the effects of competition that exists in the gaming industry; (2) unexpected costs, charges or expenses resulting from the acquisition of Dover Downs and other proposed transactions; (3) uncertainty of the expected financial performance of the Company, including the failure to realize the anticipated benefits of its acquisitions; (4) the Company’s ability to implement its business strategy; (5) the risk that litigation may result in significant costs of defense, indemnification and/or liability; (6) evolving legal, regulatory and tax regimes; (7) changes in general economic and/or industry specific conditions; (8) actions by third parties, including government agencies; (9) the risk that the Company’s proposed acquisitions may not be completed on the terms or in the time frame expected, or at all; (10) risks related to the Company’s announcement that it and a consortium of partners are seeking to potentially bid on the State of Rhode Island’s lottery contract should the state open the contract up for public bid; and (11) other risk factors as detailed under Part I. Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as filed with the Securities and Exchange Commission on April 1, 2019. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this communication. TRWH does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

TWIN RIVER WORLDWIDE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands, except share data)

	September 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$232,603	$77,580
Restricted cash	2,056	3,851
Accounts receivable, net	22,525	22,966
Inventory	8,021	6,418
Prepaid expenses and other assets	24,840	11,647
Total current assets	290,045	122,462
Property and equipment, net	513,157	416,148
Right of use assets, net	17,473	—
Goodwill	132,805	132,035
Intangible assets, net	111,896	110,104
Other assets	5,542	1,603
Total assets	$1,070,918	$782,352
Liabilities and Shareholders’ Equity
Current portion of long-term debt	$3,000	$3,595
Current portion of lease obligations	1,009	—
Accounts payable	13,753	14,215
Accrued liabilities	79,129	57,778
Total current liabilities	96,891	75,588
Lease obligations, net of current portion	16,467	—
Pension benefit obligations	6,144	—
Deferred tax liability	5,647	17,526
Long-term debt, net of current portion	681,219	390,578
Other long-term liabilities	1,785	—
Total liabilities	808,153	483,692
Commitments and contingencies
Shareholders’ equity:
Common stock, par value $0.01; 100,000,000 shares authorized; 41,167,609 and 39,421,356 shares issued as of September 30, 2019 and December 31, 2018, respectively; 34,574,587 and 37,989,376 shares outstanding as of September 30, 2019 and December 31, 2018, respectively.	411	380
Additional paid in capital	184,953	125,629
Treasury stock, at cost, 6,593,022 and 1,431,980 shares as of September 30, 2019 and December 31, 2018, respectively.	(163,114)	(30,233)
Retained earnings	240,515	202,884
Total shareholders’ equity	262,765	298,660
Total liabilities and shareholders’ equity	$1,070,918	$782,352

TWIN RIVER WORLDWIDE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Gaming	$88,315	$82,067	$279,417	$243,915
Racing	3,255	3,286	9,978	10,440
Hotel	11,119	5,712	28,814	15,652
Food and beverage	18,054	12,129	50,366	35,915
Other	8,566	7,300	24,583	20,193
Total Revenue	129,309	110,494	393,158	326,115

Operating costs and expenses:
Gaming	23,529	17,906	70,683	51,660
Racing	2,293	2,317	7,317	7,041
Hotel	4,190	2,098	11,087	5,914
Food and beverage	15,324	9,656	42,065	28,324
Retail, entertainment and other	2,252	1,892	5,703	4,476
Advertising, general and administrative	50,011	35,303	136,321	113,696
Expansion and pre-opening	—	2,139	—	2,624
Acquisition, integration and restructuring expense	1,930	3,680	11,047	4,344
Newport Grand disposal loss	—	656	—	6,541
Depreciation and amortization	8,329	5,196	23,331	15,543
Total operating costs and expenses	107,858	80,843	307,554	240,163
Income from operations	21,451	29,651	85,604	85,952

Other income (expense):
Interest income	810	42	1,577	120
Interest expense, net of amounts capitalized	(11,461)	(5,406)	(28,478)	(16,251)
Loss on extinguishment and modification of debt	—	—	(1,491)	—
Other, net	1	—	183	—
Total other expense, net	(10,650)	(5,364)	(28,209)	(16,131)

Income before provision for income taxes	10,801	24,287	57,395	69,821

Provision for income taxes	3,802	7,913	15,620	20,513
Net income	$6,999	$16,374	$41,775	$49,308
Deemed dividends related to changes in fair value of common stock subject to possible redemption	—	1,036	—	(1,574)
Net income applicable to common stockholders	$6,999	$17,410	$41,775	$47,734

Net income per share, basic	$0.19	$0.47	$1.07	$1.29
Weighted average common shares outstanding, basic	37,809	36,925	39,063	36,891

Net income per share, diluted	$0.18	$0.45	$1.07	$1.21
Weighted average common shares outstanding, diluted	37,925	38,575	39,183	39,338

TWIN RIVER WORLDWIDE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$41,775	$49,308
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	18,920	11,438
Amortization of intangible assets	4,411	4,105
Amortization of operating lease right of use assets	966	—
Share-based compensation - liability awards	—	5,652
Share-based compensation - equity awards	2,807	1,699
Amortization of deferred financing costs and discounts on debt	1,976	2,480
Loss on debt extinguishment and modification of debt	1,491	—
Bad debt expense	135	182
Net pension and other postretirement benefit income	(39)	—
Deferred income taxes	—	2,649
Newport Grand disposal loss	—	6,541
Gain on disposal of property and equipment	(5)	—
Changes in operating assets and liabilities:
Accounts receivable	5,980	(7,133)
Inventory	(210)	1,345
Prepaid expenses and other assets	(7,834)	(2,422)
Accounts payable	(5,439)	1,066
Accrued liabilities	7,768	5,135
Net cash provided by operating activities	72,702	82,045
Cash flows from investing activities:
Deposit paid	—	(981)
Repayment of loans from officers and directors	—	1,073
Acquisition of Dover Downs Gaming & Entertainment, Inc., net of cash acquired	(9,606)	—
Proceeds from sale of land and building for Newport Grand disposal	—	7,108
Proceeds from sale of property and equipment	7	5
Capital expenditures, excluding Tiverton Casino Hotel and new hotel at Twin River Casino	(17,645)	(5,107)
Capital expenditures - Tiverton Casino Hotel	(1,824)	(79,010)
Capital expenditures - new hotel at Twin River Casino	(3,765)	(20,781)
Payments associated with licenses	(1,092)	(209)
Net cash used in investing activities	(33,925)	(97,902)
Cash flows from financing activities:
Revolver borrowings	25,000	41,000
Revolver repayments	(80,000)	—
Term loan proceeds, net of fees of $10,655	289,345	—
Term loan repayments	(343,189)	(33,327)
Senior note proceeds, net of fees of $6,130	393,870	—
Payment of financing fees	(3,352)	—
Stock repurchases	(163,114)	—
Stock options exercised via repayment of non-recourse notes	—	890
Payment of shareholder dividends	(4,109)	—
Net cash provided by financing activities	114,451	8,563

Net change in cash and cash equivalents and restricted cash	153,228	(7,294)
Cash and cash equivalents and restricted cash, beginning of period	81,431	93,216
Cash and cash equivalents and restricted cash, end of period	$234,659	$85,922

Supplemental disclosure of cash flow information:
Cash paid for interest	$16,069	$17,005
Cash paid for income taxes	12,843	17,017
Non-cash investing and financing activities:
Unpaid property and equipment	$498	$24,219
Deposit applied to fixed asset purchases	981	—
Deemed dividends related to changes in fair value of common stock subject to possible redemption	—	1,574
Intrinsic value of stock options exercised via repayment of non-recourse notes	—	8,130
Termination of operating leases via purchase of underlying assets	1,665	—
Stock issued for acquisition of Dover Downs Gaming & Entertainment, Inc.	86,780	—

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Reconciliation of Net Income and Net Income Margin to
Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2019	2018	2019	2018
Revenue	$129,309	$110,494	$393,158	$326,115

Net income	$6,999	$16,374	$41,775	$49,308
Interest expense, net of interest income	10,651	5,364	26,901	16,131
Provision for income taxes	3,802	7,913	15,620	20,513
Depreciation and amortization	8,329	5,196	23,331	15,543
Non-operating income	(1)	—	(183)	—
Acquisition, integration and restructuring expense	1,930	3,680	11,047	4,344
Expansion and pre-opening expenses	—	2,139	—	2,624
Newport Grand disposal loss	—	656	—	6,541
Share-based compensation	1,028	(3,696)	2,807	7,351
Professional and advisory fees associated with capital return program	1,797	—	3,500	—
Credit Agreement amendment expenses (1)	522	9	2,151	410
Pension withdrawal expense (2)	—	3,698	—	3,698
Other (3)	541	126	(11)	2,254
Adjusted EBITDA	$35,598	$41,459	$126,938	$128,717

Net income margin	5.41%	14.82%	10.63%	15.12%
Adjusted EBITDA margin	27.53%	37.52%	32.29%	39.47%

__________________________________
(1) Credit Agreement amendment expenses include costs associated with amendments made to the Company’s Credit Agreement and Regulatory Agreement with Rhode Island as well as a $1.5 million loss incurred in the second quarter of 2019 related to the extinguishment and modification of debt.
(2) Pension withdrawal expense represents the accrual for the New England Teamsters Multi-employer pension plan withdrawal liability.
(3) Other includes the following non-recurring items for the applicable periods (i) storm-related repair expenses, net of insurance recoveries, associated with damage from Hurricane Nate at Hard Rock Biloxi, (ii) a pension audit payment representing an adjustment to a charge for out-of-period unpaid contributions, inclusive of estimated interest and penalties, to one of the Company’s multi-employer pension plans, (iii) non-routine legal expenses incurred in connection with certain litigation matters (net of insurance reimbursements), (iv) expenses incurred associated with the Rhode Island State Police investigation into a tenant in the Lincoln property and an employee of the Company, (v) expenses incurred associated with campaign to create an open bid process for the Rhode Island Lottery Contract (vi) legal and financial expenses associated with the Company’s review of strategic alternatives that began in April 2017.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Revenue and Reconciliation of Net Income to
Adjusted EBITDA by Segment (unaudited)
(in thousands)

Three Months Ended September 30, 2019	Rhode Island	Delaware	Biloxi	Other	Total
Revenue	$67,842	$25,893	$33,095	$2,479	$129,309

Net income	$11,870	$2,683	$5,352	$(12,906)	$6,999
Interest expense, net of interest income	(1)	55	(11)	10,608	10,651
Provision for income taxes	4,462	1,028	1,430	(3,118)	3,802
Depreciation and amortization	4,779	1,322	2,181	47	8,329
Non-operating income	—	(1)	—	—	(1)
Acquisition, integration and restructuring expense	404	175	—	1,351	1,930
Share-based compensation	—	—	—	1,028	1,028
Professional and advisory fees associated with capital return program	—	—	—	1,797	1,797
Credit Agreement amendment expenses (1)	—	—	—	522	522
Other (1)	100	—	(152)	593	541
Allocation of corporate costs	2,092	798	1,021	(3,911)	—
Adjusted EBITDA	$23,706	$6,060	$9,821	$(3,989)	$35,598

Three Months Ended September 30, 2018	Rhode Island	Biloxi	Other	Total
Revenue	$74,779	$33,201	$2,514	$110,494

Net income	$15,165	$5,658	$(4,449)	$16,374
Interest expense, net of interest income	1,894	2	3,468	5,364
Provision for income taxes	5,633	1,509	771	7,913
Depreciation and amortization	2,889	2,246	61	5,196
Acquisition, integration and restructuring expense	—	—	3,680	3,680
Expansion and pre-opening expenses	2,139	—	—	2,139
Newport Grand disposal loss	656	—	—	656
Share-based compensation	—	—	(3,696)	(3,696)
Credit Agreement amendment expenses (1)	—	—	9	9
Pension withdrawal expense (1)	3,698	—	—	3,698
Other (1)	—	134	(8)	126
Allocation of corporate costs	2,471	870	(3,341)	—
Adjusted EBITDA	$34,545	$10,419	$(3,505)	$41,459

_______________________________
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Revenue and Reconciliation of Net Income to
Adjusted EBITDA by Segment (unaudited)
(in thousands)

Nine Months Ended September 30, 2019	Rhode Island	Delaware	Biloxi	Other	Total
Revenue	$236,823	$53,169	$96,245	$6,921	$393,158

Net income	$54,645	$4,014	$14,100	$(30,984)	$41,775
Interest expense, net of interest income	3,265	114	(23)	23,545	26,901
Provision for income taxes	20,254	1,540	3,763	(9,937)	15,620
Depreciation and amortization	13,740	2,606	6,847	138	23,331
Non-operating income	—	(39)	—	(144)	(183)
Acquisition, integration and restructuring expense	404	1,097	—	9,546	11,047
Share-based compensation	—	—	—	2,807	2,807
Professional and advisory fees associated with capital return program	—	—	—	3,500	3,500
Credit Agreement amendment expenses (1)	1,038	—	—	1,113	2,151
Other (1)	(419)	—	123	285	(11)
Allocation of corporate costs	8,311	1,910	3,341	(13,562)	—
Adjusted EBITDA	$101,238	$11,242	$28,151	$(13,693)	$126,938

Nine Months Ended September 30, 2018	Rhode Island	Biloxi	Other	Total
Revenue	$223,088	$95,225	$7,802	$326,115

Net income	$54,572	$14,819	$(20,083)	$49,308
Interest expense, net of interest income	6,336	1	9,794	16,131
Provision for income taxes	20,095	3,951	(3,533)	20,513
Depreciation and amortization	8,530	6,878	135	15,543
Acquisition, integration and restructuring expense	—	—	4,344	4,344
Expansion and pre-opening expenses	2,624	—	—	2,624
Newport Grand disposal loss	6,541	—	—	6,541
Share-based compensation	—	—	7,351	7,351
Credit Agreement amendment expenses (1)	—	—	410	410
Pension withdrawal expense (1)	3,698	—	—	3,698
Other (1)	—	347	1,907	2,254
Allocation of corporate costs	6,308	2,696	(9,004)	—
Adjusted EBITDA	$108,704	$28,692	$(8,679)	$128,717
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(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.

TWIN RIVER WORLDWIDE HOLDINGS, INC.

Calculation of Gross Gaming Revenue (unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands, except percentages)	2019	2018	Change	2019	2018	Change
Gaming revenue	$88,315	$82,067	7.6%	$279,417	$243,915	14.6%
Adjustment for State of RI’s share of net terminal income, table games revenue and other gaming revenue (1)	95,374	99,288		304,866	289,336
Adjustment for State of DE’s share of net terminal income, table games revenue and other gaming revenue at Dover Downs (1)	22,389	—		44,872	—
Gross gaming revenue	$206,078	$181,355	13.6%	$629,155	$533,251	18.0%
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(1)Adjustment made to show gaming revenue on a gross basis consistent with gross gaming win data provided throughout the gaming industry.

Reconciliation of Net Income Per Diluted Share to
Adjusted Net Income Per Diluted Share (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income applicable to common stockholders per diluted share	$0.18	$0.45	$1.07	$1.21
Deemed dividends related to changes in fair value of common stock subject to possible redemption	—	(0.03)	—	0.04
Acquisition, integration and restructuring expense	0.05	0.10	0.28	0.11
Newport Grand disposal loss	—	0.02	—	0.17
Credit Agreement amendment expenses (1)	0.01	—	0.05	0.01
Pension withdrawal (1)	—	0.10	—	0.09
Expansion and pre-opening expenses	—	0.06	—	0.07
Professional and advisory fees associated with capital return program	0.05	—	0.09	—
Other (1)	0.01	—	—	0.06
Tax effect of adjustments	(0.04)	(0.09)	(0.12)	(0.15)
Adjusted net income per diluted share	$0.27	$0.60	$1.38	$1.61
_______________________________
Note: Amounts in table may not subtotal due to rounding.
(1)See descriptions of adjustments in the “Reconciliation of Net Income and Net Income Margin to Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)” table above.